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                             Box 450 Bethel ME 04217
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                      Phone: 207-824-8100 Fax: 207-824-5274
                          e-mail: skip@sundayriver.com
                              News and information
                                   Contacts:
Skip King, Media Relations, 207-824-5020
Erik Preusse, Investor Relations, 207-824-5013
Date:  4 September 2001
Release: IMMEDIATE
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American Skiing Company Announces Completion of Financial Restructuring

Newry, Maine (4 September, 2001) - American Skiing Company (NYSE: SKI) announced today that it has closed and funded the remaining portions of its previously announced financial restructuring package that raises additional capital, amends its senior credit facilities and restructures portions of its existing debt.

"The financial restructuring package, coupled with cost saving initiatives implemented earlier in the year, is an important step as we address our immediate financial issues and set the stage to unlock the growth potential of our resort and real estate assets. We are looking forward to the rapidly approaching ski season with confidence," said CFO Mark Miller. "In addition, the restructuring resolves all of the outstanding construction and payment disputes associated with the Steamboat Grand Hotel and allows construction on the luxury penthouses to commence immediately, with completion expected prior to Christmas. This settlement positions us to capitalize on demand for the quartershare product at Steamboat and also allows us to close on a significant backlog of sales at the hotel."

Key components of the previously announced financial restructuring package include:

o A $30 million financing package from Oak Hill Capital Partners, L.P., and related parties; o Amendments to the $165 million resort senior credit facility to accommodate changes to the Company's revised business plan and retroactively amend certain financial covenants with respect to the Company's third quarter ended April 29, 2001;
o Amendments to the $73 million senior credit facility for American Skiing Company Resort Properties ("ASCRP"), the Company's real estate development subsidiary, to reduce current interest rates, extend amortization and maturity requirements and provide $2.5 million in additional available funds under the Tranche A component of the facility; and
o Amendments to the TFC Textron Financial senior and mezzanine loan facilities for Grand Summit Resort Properties, a subsidiary of ASCRP, that provide funding to facilitate a settlement agreement to resolve all the remaining mechanics and other statutory liens associated with the construction of the Steamboat Grand Resort Hotel and Conference Center, amends certain covenants and releases certain collateral, reduces the cost of the mezzanine loan and extends the maturity date of the loan pertaining to the completion of the Steamboat Grand.

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The financial restructuring package, which was announced May 30, 2001, is a key component of the Company's strategic plan to improve its capital structure and enhance future operating performance.

Issuance of one million shares of the Company's common stock to Oak Hill will take place on September 13, 2001, and the Company will receive the remaining $1 million of Oak Hill's investment on that date.

About American Skiing Company:
Headquartered in Newry, Maine, American Skiing Company is the largest operator of alpine ski, snowboard and golf resorts in the United States. Its resorts include Steamboat in Colorado; Killington, Mount Snow and Sugarbush in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; The Canyons in Utah; and Heavenly in California/Nevada. More information is available on the company's Web site, www.peaks.com.

This document contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward looking statements. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: failure to fully implement the restructuring plan outlined by the Company in a press release on May 30, 2001; changes in regional and national business and economic conditions affecting both American Skiing Company's resort operating and real estate segments; competition and pricing pressures; failure to effectively manage growth, business and financial condition; failure to effectively integrate or operate recently acquired companies and assets; failure to renew or refinance existing financial liabilities and obligations or attain new outside financing; failure of on-mountain improvements and other capital expenditures to generate incremental revenue; adverse weather conditions regionally and nationally; seasonal business activity; changes to federal, state and local land use regulations; changes to federal, state and local regulations affecting both American Skiing Company's resort operating and real estate segments; litigation involving anti-trust, consumer and other issues; failure to renew land leases and forest service permits; disruptions in water supply that would impact snowmaking operations and impact operations; the loss of any of our executive officers or key operating personnel; control of American Skiing Company by principal stockholders; failure to hire and retain qualified employees; and other factors listed from time-to-time in American Skiing Company's documents filed by the Company with the Securities Exchange Commission. The forward looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Securities Exchange Act, we do not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

                                  www.peaks.com